Exhibit 4.5

Execution Version

Dated 25 November 2009

SHARE PURCHASE AGREEMENT

Regarding Series E Preferred Shares in

Youku.com Inc.

(a private company limited by shares incorporated in the Cayman Islands)

TRANSASIA LAWYERS

Suite 2218 China World Tower 1

Jianguomenwai Avenue

Beijing 100004, China

K&L GATES LLP

1717 Main Street, Suite 2800

Dallas, Texas USA

TABLE OF CONTENTS

1.	INTERPRETATION	2
2.	SUBSCRIPTION FOR SERIES E PREFERRED SHARES	8
3.	[INTENTIONALLY OMITTED]	8
4.	CONDITIONS PRECEDENT AND COVENANTS OF THE COMPANY	9
5.	CONDITIONS PRECEDENT AND COVENANTS OF THE SERIES E INVESTORS	11
6.	CLOSING	11
7.	WARRANTIES	13
8.	SERIES E INVESTOR WARRANTIES	14
9.	CERTAIN US TAX MATTERS	15
10.	INDEMNIFICATION	16
11.	SPECIAL COVENANTS AFTER CLOSING	17
12.	NOTICES	18
13.	CONFIDENTIALITY	18
14.	COSTS AND EXPENSES	20
15.	MISCELLANEOUS	20
16.	DISPUTE RESOLUTION	24

Execution Version

Youku.com Inc.

(a private company limited by shares incorporated in the Cayman Islands)

Series E Preferred Share Purchase Agreement

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made on this 25th day of November, 2009.

BY AND AMONG

1.

Youku.com Inc., a Cayman Islands exempted company organized and existing under the laws of the Cayman Islands, with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”); and

2.	The investors (each a “Series E Investor” and, collectively, the “Series E Investors”) set forth on the Series E Investor Signature Pages to this Agreement.

The Company and the Series E Investors may hereinafter collectively be referred to as “Parties” and respectively referred to as “Party”.

WHEREAS:

(A) The Company is a private company incorporated in the Cayman Islands with capitalization as before and after the Closing (as defined below in Section 2.1.1) set out in Schedule 1 attached hereto.

(B) By a Board resolution dated the date hereof, 209,849,890 of the Company’s Class E Convertible Preferred Shares, US$0.00001 par value (the “Series E Preferred Shares”) shall be issued and allotted to the Series E Investors pursuant to the terms hereof.

(C) Simultaneously with the execution of this Agreement, the Parties hereto and the holders of the Company’s Series A Preferred Shares (the “Series A Preferred Shareholders”), the holders of the Company’s Series B-1 Preferred Shares (the “Series B-1 Preferred Shareholders”), the holders of the Company’s Series B-2 Preferred Shares (the “Series B-2 Preferred Shareholders”, and together with the Series B-1 Preferred Shareholders, the “Series B Shareholders”), the holders of the Company’s Series C Preferred Shares (the “Series C Preferred Shareholders”), and the holders of the Company’s Series D Preferred Shares (the “Series D Preferred Shareholders”) are entering into an Amended and Restated Shareholders’ Agreement of even date herewith (the “Shareholders’ Agreement”). A copy of the Shareholders’ Agreement is annexed hereto as Exhibit 1.

1.	INTERPRETATION

1.1	In this Agreement and the Schedules hereto, unless the context requires or provides otherwise:

”Ads Company”	means JiaHeYi Advertising (Beijing) Co., Ltd, a limited liability company established and existing under the laws of the People’s Republic of China, with its registered office at Room 602A, Dongsheng Building, 8 Zhongguancun Dong Lu, Haidian District, Beijing 100083, China;

”Affiliate”	with regard to a given person, means a person that controls, is controlled by or is under common control with the given person. For purposes of this Agreement, except as otherwise expressly provided, when used with respect to any person, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated”, “controlling and “controlled” have meanings correlative to the foregoing;

“Agreement”	has the meaning as set forth in the recitals;

“Board”	means the board of directors of the Company;

“Business Day”	means a day (other than a Saturday or Sunday) on which licensed banks are open for general banking business in the PRC and Hong Kong;

“Chief Executive Officer”	refers to Victor Wing Cheung Koo, the Company’s current chief executive officer;

“Chengwei”	means, collectively, Chengwei Partners, L.P., Chengwei Ventures Evergreen Fund, L.P., and Chengwei Ventures Evergreen Advisors Fund, LLC;

“Chief Financial Officer”	refers to Dele Liu, the Company’s current chief financial officer;

“Company”	has the meaning as set forth in the recitals;

“Closing”	subject to the fulfillment of the Conditions Precedent in Sections 4 and 5, means the closing of the transactions contemplated hereby;

“Closing Date”	means the date on which the Closing is to take place pursuant to Section 6;

“Conditions Precedent”	means the conditions precedent to each of the Closings as set out in Sections 4 and 5;

“Condition of the Company”	means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

“Disclosure Schedule”	means Schedule 3B;

“Employee(s)”	shall mean the employees, consultants, directors, and officers of the Company and its Subsidiaries;

“ESOP”	means the Employee Share Option Scheme as in effect on the date hereof;

“Exhibit”	means an exhibit attached to this Agreement;

“Foreign Official”	means an employee of a Governmental Authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer or employee of a PRC state-owned enterprise, where the term “foreign” has the meaning ascribed to it under the United States Foreign Corrupt Practices Act;

“Governmental Authority”	means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“ICP Co”	1 Verge Information Technology (Beijing) Co., Ltd, a limited liability company established and existing under the laws of the People’s Republic of China, with its registered office at 5th Floor, SinoSteel Plaza 8 Haidian Street, Haidian District Beijing 100080, China;

“Intellectual Property”	means (i) any and all registered or unregistered inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon and any and all patents, patent applications and patent disclosures together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, domain names, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes, (vi) all other proprietary rights, and (vii) all licenses or agreements in connection with the foregoing;

“Knowledge”	means, together with words of similar meaning, with respect to the Company or its Subsidiaries, the actual knowledge after reasonable and due investigation, of the Company’s Chief Executive Officer or Chief Financial Officer;

“M&AA”	means the amended and restated memorandum and articles of association adopted pursuant to a shareholders special resolution of the Company dated the same date hereof, the form of which is attached hereto as Exhibit 2;

“Material Adverse Effect”	means any (i) adverse effect on the issuance or validity of the Subscription Shares or the transactions contemplated hereby or on the enforceability or validity, in any material respect, of the M&AA or on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, or operations of the Company or its Subsidiaries taken as a whole;

“Ordinary Shares”	means the ordinary shares of a par value of US$0.00001 each in the share capital of the Company;

“Party” or “Parties”	has the meaning as set forth in the recitals;

“PRC”	means the People’s Republic of China, which, for the purposes of this Agreement, shall exclude the Special Administrative Regions of Hong Kong and Macau and Taiwan;

”PRC Companies”	means the Ads Company and ICP Co;

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, and the Series E Preferred Shares;

“Schedule”	means a schedule attached to this Agreement;

“Section”	means a section in this Agreement;

“Securities Act”	means the United States Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder;

“Series A Preferred Shareholders”	has the meaning as set forth in the recitals;

“Series A Preferred Shares”	means the Series A Preferred Shares of the Company of a par value of US$0.00001 each;

”Series B Preferred Shares”	means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares;

“Series B Preferred Shareholders”	has the meaning as set forth in the recitals;

”Series B-1 Preferred Shares”	means the Series B-1 Preferred Shares of the Company of a par value of US$0.00001 each;

”Series B-2 Preferred Shares”	means the Series B-2 Preferred Shares of the Company of a par value of US$0.00001 each;

“Series C Preferred Shareholders”	has the meaning as set forth in the recitals;

“Series C Preferred Shares”	means the Series C Preferred Shares of the Company of a par value of US$0.00001 each;

“Series D Preferred Shareholders”	has the meaning as set forth in the recitals;

“Series D Preferred Shares”	means the Series D Preferred Shares of the Company of a par value of US$0.00001 each;

”Series E Investors”	has the meaning set forth in the Preamble;

“Series E Investors Warranties”	means the representations and warranties made by the Series E Investors pursuant to this Agreement as set out in Schedule 4 and the term “Series E Investor Warranty” shall be construed accordingly;

“Series E Preferred Shares”	has the meaning set forth in the recitals;

“Shareholder”	means any holder of a share in the share capital of the Company;

“Shareholders’ Agreement”	has the meaning set forth in the recitals;

“Share”	has the meaning set forth in the recitals;

“Subscription”	means the subscription by the Series E Investors for the Subscription Shares in accordance with the terms and conditions of this Agreement;

“Subscription Price”	means the price at which Subscription Shares are subscribed hereunder, namely US$0.190850707 per share;

“Subscription Shares”	has the meaning set forth in Section 2.1.1 hereof;

“Subsidiaries”	means the PRC Companies and 1Verge Internet Technology (Beijing) Co., Ltd., a limited liability company established and existing under the laws of the Republic of China, with its registered office at 22nd Floor, Building B, Sky Plaza, 46 Dong Wai Street, Dongcheng District, Beijing 100027, China;

“Transaction Documents”	has the meaning set forth in Section 4.5 hereof;

“United States Dollars” and “US$”	means the lawful currency of the USA;

“UNCITRAL”	means the United Nations Commission on International Trade Law;

“UNCITRAL Rules”	means the applicable arbitration rules of the United Nations Commission on International Trade Law;

“USA”	means the United States of America;

“Warranties”	means the representations and warranties made by the Warrantors pursuant to this Agreement as set out in Schedule 3A;

“Warrantors”	means the Company and all the Subsidiaries of the Company; and

“Warrantor Intellectual Property”	means all Intellectual Property which is used in connection with the business of the Warrantors and all Intellectual Property owned by the Warrantors, provided that any Intellectual Property that is licensed by the Warrantors shall be included within the meaning of Warrantor Intellectual Property only within the scope of use by the applicable Warrantor or in connection with such Warrantor’s business. Warrantor Intellectual Property includes, but shall not be limited to, (i) the following website domain names: Youku.com, Youku.com.cn, youku.net, yoqoo.com; (ii) the name “1Verge”; (iii) the domain name “1verge.com” and the Chinese domain names “1verge.com.cn”, “1verge.net.cn”, “1verge.cn”; and “1qoo.cn”, (iv) Chinese Trade Name “ ”, and (v) the trademark applications of “ ”, “ YoQoo.com ”, “YOUKU ” and “1VERGE and logo” in class 41 (online publication service, online game service, etc) in the People’s Republic of China.

1.2	In this Agreement, unless otherwise specified:

(i)	references to Sections, sub-sections, paragraphs, sub-paragraphs, Schedules and Exhibits are to Sections, sub-sections, paragraphs, sub-paragraphs of, Schedules and Exhibits to this Agreement;

(ii)	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(iii)	references to a “company” shall be construed so as to include any company, corporation or other corporate body, wherever and however incorporated or established;

(iv)	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

(v)	words imparting the singular shall include the plural and vice versa, words imparting one gender shall include all genders, and the term “including” means “including without limitation”;

(vi)	references to writing shall include any communication made by letter, facsimile transmission, electronic mail and any other mode of reproducing words in a legible and non-transitory form;

(vii)	references to times of day are to Beijing time;

(viii)	headings to Sections, Schedules and Exhibits are for convenience of reference only and shall not affect the interpretation of this Agreement; and

(ix)	the Schedules and Exhibits shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and Exhibits.

2.	SUBSCRIPTION FOR SERIES E PREFERRED SHARES

2.1	Subscription for Series E Preferred Shares.

2.1.1	On the terms and subject to the conditions set out in this Agreement and subject to the satisfaction or waiver of the Conditions Precedent in Section 4, the Series E Investors shall hereby subscribe for and the Company shall at the closing of the Series E Preferred Shares funding transaction contemplated hereby (the “Closing”) allot and issue to the Series E Investors an aggregate of 209,849,890 Series E Preferred Shares (the “Subscription Shares”) for a total consideration of US$40,050,000 at a subscription price of US$0.190850707 per share (the “Subscription Price”) which Series E Preferred Shares shall carry the rights, interests, preferences and privileges under the Shareholders’ Agreement and the M&AA. Notwithstanding anything to the contrary in this Agreement, the Closing shall occur within ten (10) days of the date hereof.

2.1.2	Each Series E Investor shall at the Closing pay in full the amount for all the Subscription Shares allotted to such Series E Investor by wire transfer of immediately available funds into the bank account designated by the Company, as the consideration for the Subscription Shares. The allocation of Series E Preferred Shares at the Closing shall be in accordance with Schedule 2A attached hereto. Each of the Series E Investors’ obligation to fund its subscription for Series E Preferred Shares shall be several but not joint with respect to the Series E Preferred Shares that each has been allocated. A failure by any of the Series E Investors to fund its subscription shall not impair the rights of the rest of the Series E Investors or prevent the Closing with respect to the subscriptions of any other Series E Investor who has fully funded its subscription.

3.	[INTENTIONALLY OMITTED]

4.	CONDITIONS PRECEDENT AND COVENANTS OF THE COMPANY

Conditions to the Series E Investors’ Obligations at the Closing. As of the Closing Date and for the purpose of the Closing, the obligations of each Series E Investor under Section 6 hereunder shall be conditional upon the fulfillment of each of the following conditions, any of which may be waived in writing by such Series E Investor but solely as to such Series E Investor:

4.1	Representations and Warranties; Performance of Obligations.

The representations and warranties made by the Warrantors herein shall be true, complete and accurate in all material respects on and as of the date of this Agreement and the date of the Closing (except (i) to the extent any such Warranties expressly relate to an earlier date, in which case such Warranties shall be so true, complete, and accurate on and as of such earlier date; and (ii) those Warranties qualified by “Material Adverse Effect” which shall be true and accurate in all respects) with the same effect as though such representations and warranties had been made on and as of the date of this Agreement and of the Closing, and the Company shall have performed, in all material respects, all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

4.2	Legal Compliance.

The Company shall have performed and complied, in all material respects, with all obligations and requirements under any currently applicable laws, regulations, rules, orders, or decrees, in particular those in relation to applicable company and securities regulatory regimes and Intellectual Property rights protection in connection with the execution of this Agreement.

4.3	Necessary Approvals.

The Company shall have obtained all approvals, consents and qualifications, if necessary to execute this Agreement pursuant to the terms of this Agreement, the provisions of the M&AA, and applicable law.

4.4	Good Standing of the Company.

No event or transaction that has had or would reasonably be likely to have a Material Adverse Effect shall have occurred and the Company or its Subsidiaries shall not have any change in their respective capital structures (except for such changes taking place pursuant to this Agreement) during the interval beginning on the date of this Agreement and ending on the date of the Closing.

4.5	Definitive Transaction Documents.

The Company, the Series A Preferred Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders, the Series D Preferred Shareholders, and each other Series E Investor shall have duly executed and delivered to such Series E Investor all relevant transaction documents necessary to consummate the Closing contemplated herein to which they are a party, including, but not limited to (i) this Agreement; (ii) the M&AA; and (iii) the Shareholders’ Agreement and their respective schedules and exhibits hereto and thereto (the “Transaction Documents”).

4.6	No Litigation.

There is no outstanding or pending litigation or arbitration or other legal or contractual proceedings (including litigation or other such proceedings known to be threatened) taken by or against the Company or any of its Subsidiaries.

4.7	Bank Account Designation.

The Company shall have delivered to each Series E Investor the wire transfer instructions for the bank account information of the Company for the wire transfer of the Subscription Price by the Series E Investors.

4.8	The M&AA.

The M&AA shall have been filed with the Cayman Registry of Companies (“ROC”), and the Series E Investors shall have received confirmation from the ROC reasonably satisfactory to them that such filing has occurred.

4.9	Termination of Existing Agreements.

Effective upon the Closing, (i) any prior stockholder agreements, voting agreements, co-sale agreements, or agreements relating to rights of first offer, rights of first refusal or preemptive rights shall have been terminated and shall be of no further force and effect, and (ii) any prior registration rights agreements shall have been terminated and shall be of no further force and effect.

4.10	Supporting Documents. The Series E Investors at the Closing shall have received the following:

(i)	a favorable opinion from appropriate counsel or counsels to the Company, dated as of the Closing Date, in the form reasonably satisfactory to Chengwei;

(ii)	a certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents and all instruments to be delivered pursuant hereto and thereto and (B) further certifying that the M&AA delivered to the Series E Investors at the time of the execution of this Agreement has been validly adopted and has not been amended or modified.

4.11	Fees of Series E Investors’ Counsel and Consultants.

The Company shall have paid, in accordance with Section 14.1, the fees, expenses and disbursements of legal counsel to Chengwei.

4.12	Board of Directors.

As of the Closing, the authorized size of the Board shall be six, and the Board shall be comprised of Victor Wing Cheung Koo, George Leonard Baker, Jr., Eric Xun Li, Jonathan Zhu, and Nick Lawler, with one vacancy.

5.	CONDITIONS PRECEDENT AND COVENANTS OF THE SERIES E INVESTORS

As of the Closing and for the purpose of the Closing, the obligations of the Company under Section 6 of this Agreement shall be conditional upon the fulfilment or waiver on or prior to the Closing of each of the following conditions; provided that the conditions and covenants of each of the Series E Investors shall be several and not joint and a failure by one Series E Investor to fulfil any condition or covenant shall not remove the Company’s obligations to any other Series E Investor, including, but not limited to, the Company’s obligation to go forward with the Closing with respect to any Series E Investor who has fulfilled its conditions and covenants:

5.1	Representations and Warranties.

The representations and warranties made by the Series E Investors shall be true, complete and accurate in all material respects on and as of the date of this Agreement and the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2	Necessary Approvals.

The Series E Investors shall have obtained all necessary corporate or applicable approvals, consents and qualifications for the execution, delivery and the performance of their obligations in/or contemplated in this Agreement and the Shareholders’ Agreement.

5.3	Definitive Transaction Documents.

The Series E Investors shall have each duly executed and delivered, as applicable, this Agreement, the Shareholders’ Agreement and their respective schedules and exhibits hereto and thereto.

6.	CLOSING

6.1	Subject to the fulfilment of the Conditions Precedent in Section 4 in full, or the waiver thereof by the relevant Parties hereto, the Closing shall, unless the Parties hereto agree otherwise, take place on the date hereof (the “Closing Date”) at the office of TransAsia Lawyers located at Suite 2218 China World Tower 1, Jianguomenwai Avenue, Beijing 100004, China.

6.2	All of the following matters shall be or have been transacted at the time of the Closing:

(a)	the Company shall:

(i)	have satisfied all the conditions listed in Section 4 hereof (unless waived in whole or in part by the applicable Series E Investor);

(ii)	issue and allot as fully paid the Subscription Shares to the Series E Investors, each of which shall be free from all charges, liens, encumbrances, equities or other third party rights, claims or interests (other than those rights contained within the Shareholders’ Agreement), and shall procure that the Series E Investors be registered as holders of the Subscription Shares in the register of members of the Company;

(iii)	deliver to the Series E Investors or their respective nominees the share certificate issued in the name of the Series E Investors for the Subscription Shares issued and allotted to the Series E Investors;

(iv)	deliver to the Series E Investors a copy of the filed M&AA of the Company in a form and substance in compliance with this Agreement and the Shareholders’ Agreement;

(v)	deliver to the Series E Investors certified true copies of the shareholders resolutions and Board resolutions approving:

(1)	the adjustment of authorized share capital;

(2)	the allotment and issuance of the Subscription Shares to the Series E Investors in accordance with the terms of this Agreement and the delivery of share certificates representing the Subscription Shares to the Series E Investors;

(3)	the approval of the execution, delivery and performance of this Agreement and the Shareholders’ Agreement by the Company; and

(4)	the adoption of the M&AA and the filing thereof.

(vi)	take such actions and do such deeds as reasonably requested by the Series E Investors, which may include without limitation the delivery of any of the Transaction Documents in Sections 4.5 and 6.2 hereof.

(b)	The Series E Investors shall:

(i)	have satisfied all the conditions listed in Section 5 hereof (unless waived in whole or in part by the Company); and

(ii)	wire the cash consideration for its Subscription Shares in the amount specified in Section 2 upon the Closing;

provided that the obligations of the Series E Investors are several and not joint and a failure by one Series E Investor to fulfil such obligations shall not affect the rights or obligations of any other Series E Investor.

7.	WARRANTIES

7.1	The Warrantors jointly and severally represent and warrant to the Series E Investors that each of the Warranties (as set out in Schedule 3A) is true, complete, accurate and not misleading in all respects at the date of this Agreement and that (unless expressly provided to the contrary in the Warranties) if there is any interval of time between the execution of this Agreement and the Closing, the Warranties will continue to be true, complete and accurate in all material respects (unless qualified by “Material Adverse Effect” or expressly provided to the contrary in the Warranties, in which case they will be true, complete, accurate and not misleading in all respects) subsequent to the date of this Agreement up to and including the time of the Closing as if repeated on each such days with reference to the facts then existing and at each of the Closing Dates, save and except as disclosed in the Disclosure Schedule (Schedule 3B) and except for matters that reference a specific date.

7.2	Each of the Warranties shall be construed as a separate and independent Warrantor Warranty and, except where expressly provided to the contrary, shall not be limited or restricted by reference to or inference from the terms of any other Warrantor Warranty or any other terms of this Agreement.

7.3	The Series E Investors shall not be entitled to make any claim under or in respect of the Warranties under this Agreement with respect to matters disclosed in the Disclosure Schedule (Schedule 3B) to the extent so disclosed.

7.4	Except for the specific Warranties expressly made by the Warrantors in this Agreement or any certificate or schedule furnished at the Closing to the Series E Investors pursuant to this Agreement, (i) each Series E Investor acknowledges and agrees that no Warrantor is making any representation or warranty, expressed or implied, at law or in equity, with respect to the Company or the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ respective business, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of their respective business, the effectiveness or the success of any operations, and (ii) each Series E Investor specifically disclaims that it is relying upon or has relied upon any such other representations or warranties, and acknowledges and agrees that the Warrantors have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any person. Each Series E Investor acknowledges and agrees that it will not assert any claim against the Company, the Company’s Subsidiaries, any officer, director, or shareholder of the foregoing, and any of their respective representatives, or hold the Company, the Company’s Subsidiaries, or any officer, director, or shareholder or any of their respective representatives liable, for any inaccuracies, misstatements or omissions with respect to information (other than in respect to the Warranties contained in this Agreement) furnished by the Company, its Subsidiaries, or any of their respective representatives concerning the Company, the Company’s Subsidiaries, or any of their respective affiliates except for such inaccuracies, misstatements or omissions arising from or related to fraud or wilful misconduct. The provisions of this Section 7, together with the limited remedies provided in Section 10 were specifically bargained-for between the Warrantors and the Series E Investors, and were taken into account by them in arriving at the Subscription Price and the other terms hereof. Each Series E Investor represents and warrants to the Company that such Series E Investor has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and its Subsidiaries and that such Series E Investor has been provided access to and an opportunity to review any and all information regarding the Company and its Subsidiaries requested by such Series E Investors in order for such Series E Investor to make its own determination to proceed with the transactions contemplated by this Agreement and with the limited representations, warranties and remedies specifically bargained for herein.

7.5	Except for fraud or willful misconduct, all Warranties in this Agreement, the Schedules, and the Disclosure Schedule shall expire on the first anniversary of the Closing Date; provided, however, that the Warranties set forth in Section 9 of this Agreement and in Sections 1, 2, 3, 6 and 16 of Schedule 3A shall survive the Closing Date indefinitely. All covenants and agreements of the Company contained in this Agreement will survive the Closing indefinitely (except as expressly limited in such covenant or agreement). Save and except as disclosed in this Agreement, the Schedules, or the Disclosure Schedule, the Warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Series E Investors, shall not be limited or otherwise affected by any investigation made by any of the Series E Investors or any of their representatives.

8.	SERIES E INVESTOR WARRANTIES

8.1	Each of the Series E Investors hereby represents and warrants severally and not jointly to the Company that each of the Investor Warranties made by such Series E Investor (as set out in Schedule 4) is true, complete, accurate and not misleading in all material respects at the date of this Agreement and, for the purposes of the Closing, on the Closing Date.

8.2	Each of the Series E Investor Warranties shall be construed as a separate and independent Series E Investor Warranty and, except where expressly provided to the contrary, shall not be limited or restricted by reference to or inference from the terms of any other Series E Investor Warranty or any other terms of this Agreement.

9.	CERTAIN US TAX MATTERS

The Warrantors jointly and severally represent and warrant to the Series E Investors that:

9.1	Immediately after the Closing, the Company will not be a “Controlled Foreign Corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”) with respect to the shares held by the Investor. In the event that the Company is determined in writing by internationally recognized counsel or accountants for a Series E Investor to be a CFC with respect to the shares held by such Series E Investor, the Company agrees (a) to use commercially reasonable efforts to avoid generating Subpart F Income (as defined in the Code) (“Subpart F Income”) and (b) to the extent permitted by law, to annually make dividend distributions to such Series E Investor in an amount equal to 50% of any income deemed distributed to the Investor that would have been deemed distributed to such Series E Investor pursuant to Section 951(a) of the Code had such Series E Investor been a “United States person” as such term is defined in Section 7701(a)(30) of the Code (or such lesser amount determined by the Investor in its sole discretion). No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to the Series E Investors: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide such Series E Investors with reasonable access to such other Company information as may be required by the Series E Investors to determine the Company’s status as a CFC, to determine whether the Investor or any of the Investor’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow such Series E Investor or such Investor’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of this Section 9.1, (i) the term “Investor’s Partners” shall mean each of the Investor’s shareholders, partners, members or other equity holders and any direct or indirect equity owners of such entities and (ii) the “Company” shall mean the Company and any of its Subsidiaries.

9.2	The Company has never been, and, to the best of its knowledge after consultation with its tax advisors, will not be with respect to its taxable year during which the Closing occurs, a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. The Company shall use its commercially reasonable efforts to avoid being a PFIC. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Series E Investors of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by any of an Investor’s Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by any of a Series E Investor’s Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Series E Investors in the form provided in the attached Exhibit 3 as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than ninety (90) days following the end of each such taxable year), and shall provide the Series E Investors with access to such other Company information as may be reasonably required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement. In the event that a Series E Investor’s Partner has made a “Qualified Electing Fund” election and must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees to make a dividend distribution to the Investor (no later than ninety (90) days following the end of the Company’s taxable year or, if later, ninety (90) days after the Company is informed by such Series E Investor that such Investor’s Partner has been required to recognize such an income inclusion) in an amount equal to 50% of the amount that would be included by the Investor if the Investor were a “United States person” as such term is defined in Section 7701(a)(30) of the Code and had the Series E Investor made a valid and timely “Qualified Electing Fund” election which was applicable to such taxable year.

9.3	The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

9.4	The Company shall make due inquiry with its tax advisors (and shall cooperate with the Investor’s tax advisors with respect to such inquiry) on at least an annual basis regarding whether the Series E Investors’ or any such Investor’s Partner’s direct or indirect interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Investor of the results of such determination), and in the event that such Investor’s or any such Investor’s Partner’s direct or indirect interest in Company is determined by the Company’s tax advisors or the Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B, the Company agrees, upon a request from the Investor, to provide such information as may be necessary to fulfil such Investor’s or such Investor’s Partner’s obligations thereunder.

9.5	The Company hereby represents, warrants and acknowledges that (i) it has no plan to (and it has not engaged in any transactions to) complete the direct or indirect acquisition of substantially all of the properties held directly or indirectly by a domestic corporation or substantially all of the properties constituting a trade or business of a domestic partnership, and (ii) it is not a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

10.	INDEMNIFICATION

10.1	From and after the Closing until the earlier of (i) the first anniversary of the Closing Date; or (ii) the consummation of a Qualified Public Offering (as defined in the M&AA), the Warrantors shall jointly and severally indemnify and hold harmless each of the Series E Investors against any and all losses, damages (but excluding any consequential, incidental, or punitive damages except to the extent such consequential, incidental or punitive damages arise from or in connection with third party claims, actions, suits or proceedings), liabilities, costs, claims, actions and expenses (including legal and accounting fees) or demands which may arise from any breach, default or failure by the Warrantors of the Warranties or any agreement or covenant of the Warrantors contained herein, or in connection with or arising from claims, actions, suits, proceedings or similar claims by any Person or entity (other than such Series E Investor) associated or relating to the execution, delivery and performance of this Agreement, any of the other Transaction Documents or the M&AA or the transactions contemplated hereby or thereby.

10.2	Notwithstanding anything herein to the contrary, the Company shall have no liability for indemnification pursuant to this Section 10 or otherwise until the total liability for any breach, default, or failure (“Losses”) by the Company of the Warranties exceeds US$500,000 (the “Basket”), and then the Company shall indemnify such Indemnified Party for the amount of all of its Losses. Notwithstanding anything herein to the contrary, the maximum liability (the “Cap”) of the Warrantors for the Losses shall not exceed the total consideration paid by the Series E Investors for their Subscription Shares under this Agreement; provided, that if after six (6) months following the Closing Date, no claims have been made by the Series E Investors hereunder, the Cap shall be reduced to fifteen percent (15%) of the total consideration paid by the Series E Investors for their Subscription Shares under this Agreement.

10.3	To the extent any indemnifiable losses pursuant to this Section 10 are reflected as a reserve, liability or similar item on the audited financials of the Company, such losses to the extent so reflected shall not be subject to indemnification pursuant to this Section 10.

10.4	Except for fraud and wilful misconduct, the indemnity provided in this Section 10 shall be the sole and exclusive remedy of the Series E Investors in relation to any breach of any Warranties.

10.5	Notwithstanding anything herein to the contrary, no claim for indemnification hereunder shall be commenced without the affirmative written approval of the Series E Investors who subscribed for at least a majority of the Series E Preferred Shares purchased hereunder.

11.	SPECIAL COVENANTS AFTER CLOSING

11.1	Use of Proceeds. The Company hereby covenants that it shall limit the use of the proceeds of the funds it receives upon the Closing as the consideration for the Subscription Shares for the purposes of capital expenditure, marketing, repayment of the debts and liabilities set forth on Schedule 5, and general corporate purposes. The Company shall not use the proceeds of the funds it receives upon the Closing as the consideration for the Subscription Shares, in whole or in part, for repurchase, redemption or cancellation of any securities held by any prior investors thereto, unless such use of funds is duly authorized by a Board resolution duly passed in accordance with the terms and provisions of the Shareholders’ Agreement and the M&AA.

11.2	No Competition. Until the second anniversary of the Closing Date, none of the Series E Investors shall directly or indirectly, as a majority owner, controlling shareholder, consultant, or agent, own a controlling interest, manage, operate, control or participate in the management, operation or control of Tudou.com or 56.com, or any of their subsidiaries.

12.	NOTICES

12.1	Any notice or other communication given or made under this Agreement shall be in writing.

12.2	Any such notice or other communication shall be addressed as provided in this Section 12 and, if so addressed, shall be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, upon delivery at the address of the relevant Party;

(b)	if sent by an internationally recognized carrier, three (3) Business Days after the date of posting; and

(c)	if sent by facsimile, upon despatch to the facsimile number of the recipient, with the production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

12.3	The relevant address and facsimile number of each Party for the communication purposes of this Agreement, subject to Section 12.4, is set out on the signature pages hereof.

12.4	A Party may notify the other Parties to this Agreement of a change to its name, address or facsimile number for the purpose of this Section provided that such notification shall only be effective on:

(i)	if sub-section (ii) does not apply, the date specified in the notification as the date on which the change is to take place; or

(ii)	if no date is specified or the date specified is less than seven (7) Business Days after (and excluding) the date on which the notice is given, the date falling seven (7) Business Days after notice of any such change has been given.

13.	CONFIDENTIALITY

13.1	Subject to Section 13.2, each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

(i)	the specific economic and financial provisions of this Agreement;

(ii)	the negotiations relating to this Agreement; and

(iii)	the other Parties.

13.2	Each Party may disclose information which would otherwise be confidential if and to the extent:

(i)	required by the law of any relevant jurisdiction;

(ii)	required by existing contractual obligations and with the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld or delayed);

(iii)	required by any securities exchange or regulatory or governmental body to which such Party or the Company is subject or submits, wherever situated;

(iv)	disclosed to the professional advisors, auditors and bankers of each Party or of the Company for the purpose of this Agreement;

(v)	if a Party is a fund, then (a) to its fund manager and its professional advisors, auditors, bankers, partners, members, stockholders and equity holders for the purpose of this Agreement, and (b) if it is required for fund and inter-fund reporting (as applicable), for such reporting only;

(vi)	the information has come into the public domain through no fault of that Party (as proven by such Party);

(vii)	such disclosure is made in connection with the enforcement of any right or remedy relating to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby;

(viii)	such information was independently developed by such Party without reference to confidential information obtained hereunder (as proven by such Party);

(ix)	such information was obtained from a third party not, to the knowledge of and as proven by the receiving party, in breach of any non-disclosure obligations to the disclosing party;

(x)	permitted pursuant to the terms of any written agreement between such Party and the disclosing Party; or

(vii)	the disclosing Party has given prior written approval to the disclosure;

PROVIDED THAT, unless prohibited by any relevant law, governmental or regulatory bodies or any securities exchange, any order or decree, any such information disclosed pursuant to sub-sections (i) or (iii) above shall, if practical, be disclosed only after consultation with and notice to the other Parties to which the information relates.

14.	COSTS AND EXPENSES

14.1	The Parties shall bear the reasonable legal fees, costs and expenses respectively incurred thereby in relation to the negotiations, preparations, execution and performance of this Agreement and all other transactions incidental to and/or contemplated by this Agreement, provided that, upon the Closing, the Company will pay at the Closing the out-of-pocket expenses (including legal fees) up to a maximum of US$50,000, upon receipt of invoices therefor, incurred by Chengwei in connection with the transactions contemplated hereby (an estimate of the fees and expenses of such counsel may be paid by check delivered or wire transfer to such counsel at the Closing by Chengwei the amount of such check or wire transfer being deducted from the aggregate amount to be paid by Chengwei at the Closing for the shares of Series E Preferred Stock to be purchased by them hereunder).

14.2	Any duty or tax arising on the issue and allotment of any of the Subscription Shares to the Series E Investors shall be borne solely by the Company.

15.	MISCELLANEOUS

15.1	Surviving Provisions.

Notwithstanding anything to the contrary under this Agreement, Sections 1, 9, 10, 11, 12, 13, 14, 15 and 16 shall remain in full force and effect after, and shall survive notwithstanding, the Closing hereunder.

15.2	Successors and Assigns.

(i)	This Agreement is personal to the Parties hereto and save as expressly provided herein, none of them may assign, mortgage, charge or sub-license any of their respective rights herein, or sub-contract or otherwise delegate any of its obligations herein, except with the prior written consent of the other Parties hereto.

(ii)	Subject to sub-section (i) above, this Agreement shall be binding on and inure for the benefit of the successors, permitted assigns and personal representatives (as the case may be) of each of the Parties hereto.

(iii)	Notwithstanding the above, it is agreed that the Series E Investors may transfer and assign all the rights and obligations hereunder to its Affiliates in its sole discretion upon written notice to the other Parties.

15.3	Cumulative Rights.

Unless otherwise provided in this Agreement, any remedy conferred on any Party hereto for breach of this Agreement shall be in addition and without prejudice to all other rights and remedies available to it.

15.4	Entire Agreement and Variation.

This Agreement shall supersede all and any previous agreements, understandings or arrangements (if any) among the Parties hereto or any of them in relation to the subject matter hereof and all or any such previous agreements, understandings or arrangements (if any) shall cease to be of any force or effect from the date hereof. This Agreement constitutes the whole agreement among the Parties hereto or any of them in relation to the subject matter hereof (no Party having relied on any representation, warranty or undertaking made by any other Party which is not a term of this Agreement) and no variation to this Agreement shall be effective unless made in writing and signed by each of the Parties hereto. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contract remedies may be further limited or excluded pursuant to the express terms of this Agreement), except for any breach arising out of or related to fraud or wilful misconduct; and the Parties hereto hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), except for any tort claim or cause of action that may be based upon, arise from or relate to fraud or wilful misconduct.

15.5	Further Assurance.

Each of the Parties hereto undertakes severally and not jointly with each of the other Parties that it shall do, or shall procure to be done, all such acts and things and shall execute, or shall procure to be executed, all such documents as may be necessary or appropriate to implement the provisions of this Agreement or otherwise to give full legal force and effect thereof.

15.6	Severability.

The Parties hereto intended that the provisions of this Agreement shall be enforced to the maximum extent permissible under the laws applied in each jurisdiction in which enforcement of any provisions of this Agreement is sought. If any particular provision or part of this Agreement shall be held to be invalid or unenforceable, this Agreement shall be deemed to be amended by the deletion of the provision or part held to be invalid or unenforceable or, to the extent permissible by the applicable laws of the relevant jurisdiction in which such enforcement is sought, such provision or part shall be deemed to be varied in such a way as to achieve most closely the purpose of the original provision or part in a manner which is valid and enforceable, provided that for the avoidance of doubt, such amendments shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which the decision as to invalidity or unenforceability is made.

15.7	Non-Waiver.

No delay or omission on the part of any Party hereto in exercising any right, power or privilege shall operate to impair such right, power or privilege or be construed as a waiver by such Party of the same and no single or partial exercise or non-exercise or delay in exercising any right, power or privilege by any Party hereto shall in any circumstances preclude any other or further exercise by such Party of such right, power or privilege or the exercise of any other right, power or privilege by such Party.

15.8	Counterparts.

This Agreement may be executed in counterparts and by different Parties hereto on separate copies or counterparts and which taken together shall constitute one and the same agreement. The facsimile transmissions of any executed original document (including without limitation, any page of an original document on which an original signature appears) and/or retransmission of any such facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any Party hereto, the other Parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting Party or Parties.

15.9	Time of Essence.

Time shall be of essence in this Agreement and this Section shall apply to any extension of time in relation to this Agreement as may be agreed by the Parties hereto from time to time.

15.10	Shareholders’ Agreement.

The Parties hereto shall upon execution of this Agreement simultaneously enter into the Shareholders’ Agreement in the form and substance attached hereto as Exhibit 1.

15.11	No Third Party Liability.

This Agreement may only be enforced against the named parties hereto. All claims or cause of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no officer, director, shareholder, employee, representative or affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or be related to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

15.12	Exculpation Among Series E Investors.

Each Series E Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors (acting solely in their capacities as agents of the Company), in making its investment or decision to invest in the Company. Each Series E Investor agrees that no Series E Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Series E Investor shall be liable to any other Series E Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares.

15.13	Rights of Series E Investors.

Each Series E Investor, in its sole and absolute discretion, may exercise or refrain from exercising any rights or privileges that such Series E Investor may have pursuant to this Agreement, the other Transaction Documents, or at law or in equity, and such Series E Investor shall not incur or be subject to any liability or obligation to any other Series E Investor or holder of Series E Preferred Shares, any other shareholder or securityholder of the Company or any other person, by reason of exercising or refraining from exercising any such rights or privileges, provided, however, that this provision shall not relieve any Investor of their voting obligations pursuant to the Shareholders’ Agreement.

15.14	No Commitment for Additional Financing.

The Company acknowledges and agrees that no Series E Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series E Preferred Shares as set forth herein and subject to the Conditions Precedent. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Series E Investor or its representatives on or prior to the date hereof shall have created an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Series E Investor or its representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Series E Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Absent a written agreement to the contrary, signed by such Series E Investor, such Series E Investor shall have the right in its sole and absolute discretion to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

16.	DISPUTE RESOLUTION

16.1	Resolution by Consultation.

Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration according to Section 16.2 below upon the request of either Party with notice to the other(s).

16.2	Arbitration Venue and Arbitrators.

The arbitration shall be conducted in Hong Kong, under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

16.3	Effect of Award.

The award of the arbitration tribunal shall be final and binding upon the disputing parties and, in the case where the subdued party does not perform the award, the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

16.4	Applicable Law.

The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of New York State and shall not apply any other substantive law.

16.5	Information Disclosure.

Each Party hereto shall co-operate with the other(s) in making full disclosure of and providing complete access to all information and documents requested by the other(s) in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:

For and on behalf of:

Youku.com Inc.

By:	/s/ Victor Wing Cheung Koo

Name:	Victor Wing Cheung KOO
Position:	Director and Chief Executive Officer
Address:	5th Floor, SinoSteel Plaza 8 Haidian Street, Haidian District Beijing 100080

Attn:	Dele LIU, Senior Vice President and Chief Financial Officer
Fax:	(8610) -59708818

[Series E Investors Signature Pages Follow]

[Company Signature Page to Share Purchase Agreement]

Series E Investor Signature Pages:

For and on behalf of:

CHENGWEI PARTNERS, L.P.

By:	Chengwei Ventures Evergreen Management, LLC
Its:	Managing Member

Signature:	/s/ Aline Moulia
Name:	Aline Moulia
Its:	Authorized Signer

Address:	c/o Chengwei Ventures 58 West Portal Avenue #146 San Francisco, California 94127

CHENGWEI VENTURES EVERGREEN FUND, L.P.

By:	Chengwei Ventures Evergreen Management, LLC
Its:	Managing Member

Signature:	/s/ Aline Moulia
Name:	Aline Moulia
Its:	Authorized Signer

Address:	c/o Chengwei Ventures 58 West Portal Avenue #146 San Francisco, California 94127

CHENGWEI VENTURES EVERGREEN ADVISORS FUND, LLC

By:	Chengwei Ventures Evergreen Management, LLC
Its:	Managing Member

Signature:	/s/ Aline Moulia
Name:	Aline Moulia
Its:	Authorized Signer

Address:	c/o Chengwei Ventures 58 West Portal Avenue #146 San Francisco, California 94127

[Series E Investors Signature Page to Share Purchase Agreement]

MAVERICK FUND PRIVATE INVESTMENTS, LTD.

By:	Maverick Capital, Ltd., under Power of Attorney effective as of December 30, 2008

By:	/s/ John T. McCafferty
John T. McCafferty
Limited Partner & General Counsel

Address:	300 Crescent Court 18th Floor
Dallas, Texas 75201

Fax:	(214) 880-4020

MAVERICK USA II, CORP.

By:	Maverick Capital, Ltd., its Attorney-in-Fact

By:	/s/ John T. McCafferty
John T. McCafferty
Limited Partner & General Counsel

Address:	300 Crescent Court 18th Floor
Dallas, Texas 75201

Fax:	(214) 880-4020

[Series E Investors Signature Page to Share Purchase Agreement]

SUTTER HILL VENTURES,
a California limited partnership

Signature:	/s/ G. Leonard Baker, Jr.
Name:	G. LEONARD BAKER, Jr.
Its:	Managing Director of its General Partner

Address:	755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005

ANVEST, L.P.

Signature:	/s/ Robert Yin (Attorney-in-fact)
Name:	David L. Anderson
Position:	General Partner

Address:	755 Page Road, Suite A-200, Palo Alto, CA 94394-1005, USA
Attention:	G. Leonard Baker

Fax:	(650) 858-1854

SAUNDERS HOLDINGS, L.P.

Signature:	/s/ G. Leonard Baker, Jr.
Name:	G. Leonard Baker, Jr.
Position:	General Partner

Address:	755 Page Road, Suite A-200, Palo Alto, CA 94394-1005, USA
Attention:	G. Leonard Baker

Fax:	(650) 858-1854

ROOSTER PARTNERS, LP

Signature:	/s/ Robert Yin (Attorney-in-fact)
Name:	Tench Coxe, Trustee of The Coxe Revocable Trust U/A/D 4/23/98
Position:	General Partner

Address:	755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005

[Series E Investors Signature Page to Share Purchase Agreement]

GREGORY P. SANDS

Signature:	/s/ Robert Yin (Attorney-in-fact)

Address:	755 Page Road, Suite A-200, Palo Alto, CA 94394-1005, USA

Fax:	(650) 858-1854

JAMES N. WHITE

Signature:	/s/ Robert Yin (Attorney-in-fact)

Address:	755 Page Road, Suite A-200, Palo Alto, CA 94394-1005, USA

Fax:	(650) 858-1854

JEFFREY W. BIRD

Signature:	/s/ Robert Yin (Attorney-in-fact)

Address:	755 Page Road, Suite A-200, Palo Alto, CA 94394-1005, USA

Fax:	(650) 858-1854

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO SHERRYL W. CASELLA

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO DAVID L. ANDERSON

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

[Series E Investors Signature Page to Share Purchase Agreement]

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO G. LEONARD BAKER, JR.

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO WILLIAM H. YOUNGER, JR.

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO TENCH COXE

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

[Series E Investors Signature Pages to Share Purchase Agreement]

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO ANDREW T. SHEEHAN

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO DAVID E. SWEET (ROLLOVER)

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO LYNNE B. GRAW

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO DIANE J. NAAR

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

[Series E Investors Signature Pages to Share Purchase Agreement]

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO YU-YING CHEN

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO PATRICIA TOM (ROLLOVER)

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

WELLS FARGO BANK, N.A. FBO SHV PROFIT SHARING PLAN FBO ROBERT YIN

Signature:	/s/ Vicki M. Bandel
Assisstant Vice President
Trust Officer

Address:	Wells Fargo Bank, N.A., 600 California Street 12th Floor, MAC A0193-120, San Francisco, CA 94108
Attention:	Vicki Bandel

Fax:	(415) 975-7539

[Series E Investors Signature Pages to Share Purchase Agreement]

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:
Its:

Signature:	/s/ Mark Moore
Name:	MARK MOORE
Its:	Managing Director

Address:	111 Huntington Avenue Boston, MA 02199 United States of America

[Series E Investors Signature Pages to Share Purchase Agreement]

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER1)

Signed By:	/s/ Martina S. Poquet
Name:	Martina Poquet
Its:	Managing Director - Separate Investments

Address:	2770 Sand Hill Road Menlo Park, CA 94025

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST)

Signed By:	/s/ Martina S. Poquet
Name:	Martina Poquet
Its:	Managing Director - Separate Investments

Address:	2770 Sand Hill Road Menlo Park, CA 94025

[Series E Investors Signature Pages to Share Purchase Agreement]